                        The Commonwealth of Massachusetts
                          Secretary of the Commonwealth
                    State House, Boston, Massachusetts 02133

[LOGO] William Francis Galvin
         Secretary of the
           Commonwealth

                                                              September 13, 1996

TO WHOM IT MAY CONCERN:

      I hereby certify that according to the records of this office

                           TWCC Holdings Company, Inc.

is a domestic corporation organized on September 13, 1996, under the General Laws of the Commonwealth of Massachusetts.

      I further certify that there are no proceedings presently pending under the Massachusetts General Laws Chapter 156B section 101 for said corporations dissolutions; that articles of dissolution have not been filed by said corporation; that, said corporation has filed all annual reports, and paid all fees with respect to such reports, and so far as appears of record said corporation has legal existence and is in good standing with this office.

[SEAL] In testimony of which, I have hereunto affixed the Great Seal of the Commonwealth on the date first above written.


                        /s/ William Francis Galvin

                        Secretary of the Commonwealth

      * This is not a tax clearance. Certificates certifying that all taxes due and payable by the corporation have been paid or provided for are issued by the Department of Revenue.

      ** MGL Chapter 156B Section 83A provides that certain consolidations and mergers may be filed with the division within thirty days after the effective date of the merger or consolidation.

----------             The Commonwealth of Massachusetts
Examiner                     William Francis Galvin
                         Secretary of the Commonwealth
               One Ashton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

                                   ARTICLE I
----------           The exact name of the corporation is:
Name
Approved                   TWCC Holdings Company, Inc.

                                   ARTICLE II

                  The purpose of the corporation is to engage in the following business activities:

                  To be the holding company of TWCC Acquisition Corp. which will manufacture, produce, buy, sell, export, import, and otherwise deal in or purchase a company that manufactures, produces, buys, sells, exports, imports and otherwise deals in any and all kinds of merchandise, yarns, threads, textile fabrics, clothing, underclothing, wearing apparel of every kind, all articles, materials and supplies used or capable of being used in such manufacture or dealing, the products and by-products of the same, and all equipment and materials necessary or useful in manufacturing or marketing merchandise and all, other related businesses permitted under Chapter 156B of the Massachusetts General Laws.

C     [ ]
P     [ ]
M     [ ]
R.A.  [ ]
                  Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin
----------        of at least 1 inch. Additions to more than one article may be
P.C.              made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE                           WITH PAR VALUE
--------------------------------------------------------------------------------
  TYPE        NUMBER OF SHARES     TYPE         NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                           Common:            1,000              .01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                        Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                  None



                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                  None



                                   ARTICLE VI

** Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  None

**If there are no provisions state "None."

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The Information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address of the principal office of the corporation in Massachusetts is: (post office boxes are not acceptable)

    c/o Precision Corporate Services, Inc.   18 Tremont Street, Suite 146
                                             Boston, MA  02108

b. The name, residential address and post office address of the directors and officers of the corporation are as follows:

                    NAME              RESIDENTIAL ADDRESS    POST OFFICE ADDRESS

President   Christopher J. O'Brien    320 Cognewaugh Rd., Cos Cob CT 06807

Treasurer   Robert G. Sharp           401 East 80th Street; New York, New York
                                      10021

Clerk       Robert G. Sharp           401 East 80th Street; New York, New York
                                      10021

Directors   Christopher J. O'Brien    320 Cognewaugh Rd., Cos Cob CT 06807

            Robert G. Sharp           401 East 80th Street; New York, New York
                                      10021

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

                                    December

d. The name and business address of the resident agent of the corporation, if any, is:

                        Precision Corporate Services, Inc.
                        18 Tremont Street, Suite 146
                        Boston, MA

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 13 day of September, 1996.

/s/ Jeffrey L. Speredelozzi

Jeffrey L. Speredelozzi

Precision Corporate Services. Inc., 18 Tremont Street, Suite 146, Boston, MA
02108

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

================================================================================

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this ____ day of ___________ ____________ 19 __.


Effective date: ______________________.



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.


                          TO BE FILED IN BY CORPORATION
                      Photocopy of document to be sent to:


                  ___________________________________________

                  ___________________________________________

                  ___________________________________________

                  Telephone: ________________________________

                                                                  NO. 13-3912933


----------             The Commonwealth of Massachusetts
Examiner                     William Francis Galvin
                          Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)
----------
Name        We,    Christopher J. O'Brien,       *President
Approved        --------------------------------------------------------
            and    Robert G. Sharp,              *Clerk
                --------------------------------------------------------
            of     TWCC Holdings Company, Inc.
               ---------------------------------------------------------
                               (Exact name of corporation)

            located at c/o Precision Corporate Services, Inc.,
                       18 Tremont Street, Suite 146, Boston, MA 02108
                       -------------------------------------------------
                      (Street address of corporation in Massachusetts)

            certify that these Articles of Amendment affecting articles numbered:

            Articles 1 and 3
            ------------------------------------------------------------
            (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

            of the Articles of Organization were duly adopted at a meeting held on October 24, 1996, by written consent of both directors and the sole incorporator, as no shares have been issued.

            _______ shares of ______________________ of ____ shares outstanding.
                          (type, class & series, if any)

            _______ shares of ______________________ of ____ shares outstanding.
                          (type, class & series, if any)

            _______ shares of ______________________ of ____ shares outstanding.
                          (type, class & series, if any)

C     [ ]   (1)**being at least a majority of each type, class or series
P     [ ]   outstanding and entitled to vote thereon: / or (2)**being at least
M     [ ]   two thirds of each type, class or series outstanding and entitled to
R.A.  [ ]   vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

            *Delete the inapplicable words    **Delete the inapplicable clause.

            (1) For amendments adopted pursuant to Chapter 156B, Section 70.

            (2) For amendments adopted pursuant to Chapter 1560, Section 71.

            Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1
---------   inch. Additions to more than one article may be made on a single
P.C.        sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE                           WITH PAR VALUE
--------------------------------------------------------------------------------
  TYPE     NUMBER OF SHARES     TYPE         NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
Common:                        Common:            1,000                $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                     Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE     NUMBER OF SHARES     TYPE         NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Common:                        Common           1,280,000              $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred;                     Preferred:    Blank Check Preferred*    $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            * Blank Check Preferred Stock as follows:

                   775,000 shares of Class A
                   500,000 shares of Class C
                     5,000 shares of Class D

Blank Check Preferred Stock

      The Board of Directors is authorized, subject to any limitations prescribed by law and the provisions of these Articles of Organization, as amended, to provide for the issuance of shares of Preferred Stock, in series, and by filing a certificate pursuant to the applicable law of the Commonwealth of Massachusetts (such certificate being hereinafter referred to as the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, preference, voting powers, qualifications and special or relative rights or privileges of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless or until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Preferred Stock designation.

                                    ARTICLE I
                 The exact name of the corporation presently is:

                           TWCC Holdings Company, Inc.



                                    ARTICLE I
                The exact name of the corporation is changed to:

                              Carter Holdings, Inc.




The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws. Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a Later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date: ____________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 25 day of October, 1996,

/s/ Christopher J. O'Brien,         *President/[XXXXXXXX]
-----------------------------------
    Christopher J. O'Brien

/s/ Robert G. Sharp
----------------------------------- *Clerk/[XXXXXXXX]
    Robert G. Sharp

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156W, Section 72)

================================================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this _______ day of _________ 19 _______.



Effective date:____________________



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

            c/o Precision Corporate Services, Inc.
                18 Tremont Street, Suite 146
                Boston, MA 02108

October 21, 1996


William Francis Galvin
Secretary of the Commonwealth of Massachusetts:
One Ashburton Place
Boston, Massachusetts 02108-1512

Dear Mr. Galvin:

In December 1994, Carter Holdings, Inc., a Massachusetts corporation, merged with and into its subsidiary, The William Carter Company, also a Massachusetts corporation. The Commonwealth of Massachusetts prevents the use of a corporate name for three years following withdrawal of use of said name, unless the previous user consents to its release.

Accordingly, we hereby respectfully request the release of the use of the name "Carter Holdings, Inc." so that the name may be adopted and used by TWCC Holdings Company, Inc.


THE WILLIAM CARTER COMPANY


By:/s/ Frederick J. Rowan, II
   ------------------------------
   Name:   Frederick J. Rowan, II
   Title:  President and Chief Executive Officer



By:/s/ David A. Brown
   ------------------------------
   Name:   David A. Brown
   Title:  Senior Vice President -
           Business Planning & Administration

                      [WILLIAM CARTER COMPANY LETTERHEAD]